EXHIBIT 99.1

Two Harbors Investment Corp. Fourth Quarter 2018 Financial Results

On February 6, 2019, Two Harbors Investment Corp. announced the following financial results for the quarter ended December 31, 2018.

Quarterly Summary

•                  Redeployed capital from CYS Investments, Inc. (CYS) acquisition in accordance with previously announced plan.

•                  Added $36.1 billion unpaid principal balance (UPB) of MSR through bulk acquisitions and monthly flow-sale arrangements, bringing total holdings to $163.1 billion UPB.

•                  Incurred a Comprehensive Loss of ($307.9) million, or ($1.24) per weighted average basic common share.

•                  Generated Core Earnings, including dollar roll income, of $120.7 million, or $0.49 per weighted average basic common share, representing a return on average common equity of 13.8%.(1)

•                  Reported book value of $13.11 per common share, representing a (8.3%) total quarterly return on book value.(2)

2018 Summary

•                  Completed the acquisition of CYS, growing the company’s market capitalization and equity base, increasing the liquidity of the company’s stock and driving expenses lower.

•                  Added $75.9 billion UPB of MSR, growing portfolio by approximately 60% year-over-year.

•                  Generated strong Core Earnings and competitive average dividend yield of 12.8% in 2018.

(1)         Core Earnings and Core Earnings, including dollar roll income, are non-GAAP measures. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)         Return on book value for the quarter ended December 31, 2018 is defined as the decrease in book value per common share from September 30, 2018 to December 31, 2018 of $1.70, plus dividends declared amounting to $0.47 per common share, divided by September 30, 2018 book value of $14.81 per common share.

Operating Performance

The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2018:

Two Harbors Investment Corp. Operating Performance (unaudited)

(dollars in thousands, except per common share data)

	Three Months Ended December 31, 2018			Year Ended December 31, 2018
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(307,939)	$(1.24)	(35.2)%	$(343,599)	$(1.67)	(10.9)%
GAAP Net Loss	$(573,485)	$(2.31)	(65.5)%	$(109,685)	$(0.53)	(3.5)%
Core Earnings, including dollar roll income(1)	$120,719	$0.49	13.8%	$405,430	$1.97	12.9%

Operating Metrics
Dividend per common share	$0.47
Dividend per Series A preferred share	$0.50781
Dividend per Series B preferred share	$0.47656
Dividend per Series C preferred share	$0.45313
Dividend per Series D preferred share	$0.484375
Dividend per Series E preferred share	$0.46875
Book value per common share at period end	$13.11
Other operating expenses, excluding non-cash LTIP amortization as a percentage of average equity(2)	1.1%

(1)         Please see page 13 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)         Excludes non-cash equity compensation expense of $3.2 million.

Earnings Summary

Two Harbors incurred a Comprehensive Loss of ($307.9) million, or ($1.24) per weighted average basic common share, for the quarter ended December 31, 2018, as compared to a Comprehensive Loss of ($102.8) million, or ($0.46) per weighted average basic common share, for the quarter ended September 30, 2018. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Loss. On a Comprehensive Loss basis, the company recognized an annualized return on average common equity of (35.2%) and (11.9%) for the quarters ended December 31, 2018 and September 30, 2018, respectively.

The company reported a GAAP Net Loss of ($573.5) million, or ($2.31) per weighted average basic common share, for the quarter ended December 31, 2018, as compared to GAAP Net Income of $17.0 million, or $0.08 per weighted average basic common share, for the quarter ended September 30, 2018. On a GAAP Net (Loss) Income basis, the company recognized an annualized return on average common equity of (65.5%) and 2.0% for the quarters ended December 31, 2018 and September 30, 2018, respectively.

For the fourth quarter of 2018, the company recognized non-Core Earnings of:

•                  net realized losses on RMBS of $248.9 million;

•                  net unrealized gains on certain RMBS of $2.9 million;

•                  other-than-temporary impairment loss of $0.1 million;

•                  net losses of $35.8 million related to swap, cap and swaption terminations and expirations;

•                  net unrealized losses of $219.1 million associated with interest rate swaps, caps and swaptions economically hedging interest rate exposure (or duration);

•                  net realized and unrealized losses on other derivative instruments of $35.0 million;

•                  net realized and unrealized losses on MSR of $113.5 million(1);

•                  servicing reserve expense of  $1.2 million;

•                  non-cash equity compensation expense of $3.2 million; and

•                  net provision for income taxes on non-Core Earnings of $6.4 million.

The company reported Core Earnings, including dollar roll income, for the quarter ended December 31, 2018 of $120.7 million, or $0.49 per weighted average basic common share.  The company reported Core Earnings, including dollar roll income, for the quarter ended September 30, 2018 of $107.0 million or $0.48 per weighted average basic common share.  On a Core Earnings basis, including dollar roll income, the company recognized an annualized return on average common equity of 13.8% for the quarter ended December 31, 2018, compared to 12.4% for the quarter ended September 30, 2018.

Other Key Metrics

Two Harbors declared a cash dividend of $0.47 per common share for the quarter ended December 31, 2018. The annualized dividend yield on the company’s common stock for the quarter, based on the December 31, 2018 closing price of $12.84, was 14.6%.

Two Harbors declared quarterly dividends of $0.50781 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock, $0.47656 per share on its 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock, $0.45313 per share of the 7.25% Series C fixed-to-floating rate cumulative redeemable preferred stock, $0.484375 per share of the 7.75% Series D cumulative redeemable preferred stock and $0.46875 per share of the 7.50% Series E cumulative redeemable preferred stock. The Series A, Series B and Series C preferred dividends were paid on January 28, 2019 to the applicable preferred stockholders of record at the close of business on January 11, 2019. The Series D and Series E preferred dividends were paid on January 15, 2019 to the applicable preferred stockholders of record at the close of business on January 1, 2019.

The company’s book value per common share, after taking into account the fourth quarter 2018 common and preferred stock dividends, was $13.11 as of December 31, 2018, compared to $14.81 as of September 30, 2018, which represented a total return on book value for the quarter of (8.3%).(2)

Other operating expenses, excluding non-cash LTIP amortization, for the quarter ended December 31, 2018 were $12.7 million. The company’s annualized expense ratio was 1.1% of average equity, compared to other operating expenses, excluding non-cash LTIP amortization, of $13.8 million, or 1.3% of average equity, for the quarter ended September 30, 2018. These exclude non-cash equity compensation expense of $3.2 million for both of the quarters ended September 30, 2018 and December 31, 2018.

(1)         Excludes estimated amortization of $57.8 million included in Core Earnings, including dollar roll income.

(2)         Return on book value for the quarter ended December 31, 2018 is defined as the decrease in book value per common share from September 30, 2018 to December 31, 2018 of $1.70, plus the dividends declared amounting to $0.47 per common share, divided by September 30, 2018 book value of $14.81 per common share.

Portfolio Summary

The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives) and MSR.  As of December 31, 2018, the total value of the company’s portfolio was $27.6 billion.

The company’s portfolio includes rates and credit strategies. The rates strategy consisted of $23.7 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2018. Additionally, the company held $6.5 billion notional of net long to-be-announced securities (TBAs) as part of the Rates strategy.  The credit strategy consisted of $3.9 billion of non-Agency securities, as well as their associated notional hedges as of December 31, 2018.

For the quarter ended December 31, 2018, the annualized yield on the company’s average aggregate portfolio was 4.14% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread on interest rate swaps and caps, was 2.53%. This resulted in a net interest rate spread of 1.61%.

RMBS and Agency Derivatives

For the quarter ended December 31, 2018, the annualized yield on average RMBS and Agency Derivatives was 3.9%, consisting of an annualized yield of 3.3% in Agency RMBS and Agency Derivatives and 7.7% in non-Agency securities.

The company experienced a three-month average constant prepayment rate (CPR) of 6.8% for Agency RMBS and Agency Derivatives held as of December 31, 2018, compared to 8.1% as of September 30, 2018. The weighted average cost basis of the principal and interest Agency portfolio was 105.2% of par as of both December 31, 2018 and September 30, 2018. The net premium amortization was $45.0 million and $48.5 million for the quarters ended December 31, 2018 and September 30, 2018, respectively.

The company experienced a three-month average CPR of 5.2% for legacy non-Agency securities held as of December 31, 2018, compared to 6.6% as of September 30, 2018. The weighted average cost basis of the legacy non-Agency securities was 61.9% of par as of December 31, 2018, compared to 61.7% of par as of September 30, 2018. The discount accretion was $24.6 million for the quarter ended December 31, 2018, compared to $19.9 million for the quarter ended September 30, 2018. The total net discount remaining was $1.9 billion as of December 31, 2018, compared to $1.8 billion as of September 30, 2018, with $1.3 billion designated as credit reserve as of December 31, 2018.

As of December 31, 2018, fixed-rate investments composed 86.1% and adjustable-rate investments composed 13.9% of the company’s RMBS and Agency Derivatives portfolio.

Mortgage Servicing Rights

As of December 31, 2018, the company held MSR on mortgage loans with UPB totaling $163.1 billion.(1) The MSR had a fair market value of $2.0 billion, as of December 31, 2018, and the company recognized fair value losses of $171.3 million during the quarter ended December 31, 2018.

The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR. The company recognized $104.6 million of servicing income, $17.4 million(1) of servicing expenses and $1.2 million in servicing reserve expense during the quarter ended December 31, 2018.

Other Investments and Risk Management Derivatives

As previously described, the company held $6.5 billion notional of net long TBAs as of December 31, 2018, compared to $9.3 billion notional of net long TBAs as of September 30, 2018, which are accounted for as derivative instruments in accordance with GAAP.

As of December 31, 2018, the company was a party to interest rate swaps, caps and swaptions with a notional amount of $32.1 billion. Of this amount, $32.0 billion notional in swaps and caps were utilized to economically hedge interest rate exposure (or duration), and $0.1 billion net notional in swaptions were utilized as macroeconomic hedges.

(1)         Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

The following tables summarize the company’s investment portfolio, excluding the net TBA positions, as of December 31, 2018 and September 30, 2018:

Two Harbors Investment Corp. Portfolio

(dollars in thousands)

Portfolio Composition	As of December 31, 2018		As of September 30, 2018
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$21,665,960	78.4%	$22,099,352	79.8%
Hybrid ARMs	19,073	0.1%	19,594	0.1%
Total Agency	21,685,033	78.5%	22,118,946	79.9%
Agency Derivatives	70,257	0.2%	67,040	0.2%
Mortgage servicing rights	1,993,440	7.2%	1,664,024	6.0%
Other	17,712	0.1%	18,182	0.1%
Credit Strategy
Non-Agency
Senior	2,854,731	10.3%	2,771,651	10.0%
Mezzanine	928,632	3.4%	976,150	3.5%
Other	93,533	0.3%	81,524	0.3%
Total Non-Agency	3,876,896	14.0%	3,829,325	13.8%
Aggregate Portfolio	$27,643,338		$27,697,517

Portfolio Metrics	Three Months Ended December 31, 2018	Three Months Ended September 30, 2018
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter	4.14%	3.76%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.6%	3.3%
Credit Strategy
Non-Agency securities, Legacy(1)	7.7%	7.6%
Non-Agency securities, New issue(1)	7.8%	5.4%

Annualized cost of funds on average borrowing balance during the quarter(2)	2.53%	2.28%
Annualized interest rate spread for aggregate portfolio during the quarter	1.61%	1.48%
Debt-to-equity ratio at period-end(3)	5.8:1.0	5.4:1.0
Economic debt-to-equity ratio at period-end(4)	7.2:1.0	7.3:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of December 31, 2018	As of September 30, 2018
	(unaudited)	(unaudited)
Weighted average cost basis of principal and interest securities
Agency(5)	$105.20	$105.15
Non-Agency(6)	$61.87	$61.68
Weighted average three month CPR
Agency	6.8%	8.1%
Non-Agency	5.2%	6.6%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	86.1%	86.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	13.9%	13.6%

(1)         Legacy non-Agency securities includes non-Agency bonds issued up to and including 2009.  New issue non-Agency securities includes bonds issued after 2009.

(2)         Cost of funds includes interest spread income/expense associated with the portfolio’s interest rate swaps and caps.

(3)         Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)         Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)         Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(6)         Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio, would be $59.07 at December 31, 2018 and $58.95 at September 30, 2018.

Financing Summary

The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and

MSR divided by total equity, of 5.8:1.0 as of December 31, 2018. The company reported an economic debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR, plus the implied debt on net TBA positions, divided by total equity, of 7.2:1.0 as of December 31, 2018.

As of December 31, 2018, the company had outstanding $22.8 billion of repurchase agreements funding RMBS and Agency Derivatives with 30 different counterparties. Excluding the effect of the company’s interest rate swaps and caps, the repurchase agreements funding RMBS and Agency Derivatives had a weighted average borrowing rate of 2.65% as of December 31, 2018.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2018, TH Insurance had $865.0 million in outstanding secured advances funding RMBS, with a weighted average borrowing rate of 2.79%.

As of December 31, 2018, the company had outstanding $310.0 million of short and long-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 5.60% and remaining maturities of 4.3 years and an additional $60.0 million of available capacity for borrowings.  Additionally, the company had outstanding $300.0 million of long-term repurchase agreements for MSR, with a weighted average borrowing rate of 4.51%, with additional available capacity of $100.0 million.

As of December 31, 2018, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives and MSR had a weighted average of 3.7 months to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of December 31, 2018 and September 30, 2018, and the related cost of funds for the three months ended December 31, 2018 and September 30, 2018:

(in thousands)	As of December 31, 2018	As of September 30, 2018
	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$21,001,246	$22,419,779
Mortgage servicing rights	610,000	510,000
Non-Agency securities	2,697,254	2,051,876
Other(1)	283,856	283,555
	$24,592,356	$25,265,210

Cost of Funds Metrics	Three Months Ended December 31, 2018	Three Months Ended September 30, 2018
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.8%	2.5%
Agency RMBS and Agency Derivatives	2.5%	2.3%
Mortgage servicing rights(2)	5.7%	5.7%
Non-Agency securities	3.7%	3.6%
Other(1)(2)	6.8%	6.7%

(1)         Includes unsecured convertible senior notes.

(2)         Includes amortization of debt issuance costs.

Dividends and Taxable Income

The company declared dividends totaling $444.0 million for the 2018 taxable year. The company is required to distribute at least 90% of its taxable income to maintain its REIT status, and must distribute 100% to avoid federal income tax. The company distributed 90.6% of its 2018 taxable income to stockholders during 2018, and intends to distribute the remaining 9.4% during the 2019 calendar year.  In addition, the tax characterization of each cash distribution made during 2018 will be treated as ordinary income to stockholders.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), these materials present non-GAAP financial measures, such as Core Earnings, Core Earnings, including dollar roll income, Core Earnings per basic common share and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13.

TWO HARBORS INVESTMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$25,552,604	$21,220,819
Mortgage servicing rights, at fair value	1,993,440	1,086,717
Cash and cash equivalents	409,758	419,159
Restricted cash	688,006	635,836
Accrued interest receivable	86,589	68,309
Due from counterparties	154,626	842,303
Derivative assets, at fair value	319,981	309,918
Reverse repurchase agreements	761,815	—
Other assets	165,660	206,252
Total Assets	$30,132,479	$24,789,313
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$23,133,476	$19,451,207
Federal Home Loan Bank advances	865,024	1,215,024
Revolving credit facilities	310,000	20,000
Convertible senior notes	283,856	282,827
Derivative liabilities, at fair value	820,590	31,903
Due to counterparties	130,210	88,898
Dividends payable	135,551	12,552
Accrued interest payable	160,005	87,698
Other liabilities	39,278	27,780
Total Liabilities	25,877,990	21,217,889
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 29,050,000 shares issued and outstanding, respectively ($1,001,250 and $726,250 liquidation preference, respectively)	977,500	702,537
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 248,085,721 and 174,496,587 shares issued and outstanding, respectively	2,481	1,745
Additional paid-in capital	4,809,616	3,672,003
Accumulated other comprehensive income	110,818	334,813
Cumulative earnings	2,332,371	2,386,604
Cumulative distributions to stockholders	(3,978,297)	(3,526,278)
Total Stockholders’ Equity	4,254,489	3,571,424
Total Liabilities and Stockholders’ Equity	$30,132,479	$24,789,313

TWO HARBORS INVESTMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(dollars in thousands)

Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$242,535	$182,712	$847,325	$631,853
Residential mortgage loans held-for-investment in securitization trusts	—	10,567	—	102,886
Other	9,420	1,826	22,707	10,350
Total interest income	251,955	195,105	870,032	745,089
Interest expense:
Repurchase agreements	146,702	74,674	469,437	210,430
Collateralized borrowings in securitization trusts	—	8,374	—	82,573
Federal Home Loan Bank advances	5,762	6,357	20,417	36,911
Revolving credit facilities	5,044	614	10,820	2,341
Convertible senior notes	4,793	4,776	18,997	17,933
Total interest expense	162,301	94,795	519,671	350,188
Net interest income	89,654	100,310	350,361	394,901
Other-than-temporary impairment losses	(107)	(360)	(470)	(789)
Other (loss) income:
Loss on investment securities	(245,763)	(19,210)	(341,312)	(34,695)
Servicing income	104,623	60,597	343,096	209,065
Loss on servicing asset	(171,284)	(593)	(69,033)	(91,033)
(Loss) gain on interest rate swap, cap and swaption agreements	(239,492)	57,237	16,043	(9,753)
Loss on other derivative instruments	(39,122)	(3,831)	(54,857)	(70,159)
Other income	342	9,088	3,037	30,141
Total other (loss) income	(590,696)	103,288	(103,026)	33,566
Expenses:
Management fees	12,152	10,671	30,272	40,472
Servicing expenses	18,610	10,135	61,136	35,289
Other operating expenses	15,943	9,787	62,983	54,160
Acquisition transaction costs	—	—	86,703	—
Restructuring charges	—	—	8,238	—
Total expenses	46,705	30,593	249,332	129,921
(Loss) income from continuing operations before income taxes	(547,854)	172,645	(2,467)	297,757
Provision for (benefit from) income taxes	6,681	10,618	41,823	(10,482)
Net (loss) income from continuing operations	(554,535)	162,027	(44,290)	308,239
Income from discontinued operations, net of tax	—	4,977	—	44,146
Net (loss) income	(554,535)	167,004	(44,290)	352,385
Income from discontinued operations attributable to noncontrolling interest	—	1,100	—	3,814
Net (loss) income attributable to Two Harbors Investment Corp.	(554,535)	165,904	(44,290)	348,571
Dividends on preferred stock	18,950	11,949	65,395	25,122
Net (loss) income attributable to common stockholders	$(573,485)	$153,955	$(109,685)	$323,449

TWO HARBORS INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME, continued

(dollars in thousands)

Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Basic earnings per weighted average common share:
Continuing operations	$(2.31)	$0.86	$(0.53)	1.62
Discontinued operations	—	0.02	—	0.23
Net (loss) income	$(2.31)	$0.88	$(0.53)	$1.85
Diluted earnings per weighted average common share:
Continuing operations	$(2.31)	$0.82	$(0.53)	$1.60
Discontinued operations	—	0.02	—	0.21
Net (loss) income	$(2.31)	$0.84	$(0.53)	$1.81
Dividends declared per common share	$0.47	$0.47	$1.88	$2.01
Weighted average number of shares of common stock:
Basic	248,081,168	174,490,106	206,020,502	174,433,999
Diluted	248,081,168	188,938,030	206,020,502	188,133,341
Comprehensive (loss) income:
Net (loss) income	$(554,535)	$167,004	$(44,290)	$352,385
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	265,546	(88,227)	(233,914)	135,586
Other comprehensive income (loss)	265,546	(88,227)	(233,914)	135,586
Comprehensive (loss) income	(288,989)	78,777	(278,204)	487,971
Comprehensive income attributable to noncontrolling interest	—	1,100	—	3,814
Comprehensive (loss) income attributable to Two Harbors Investment Corp.	(288,989)	77,677	(278,204)	484,157
Dividends on preferred stock	18,950	11,949	65,395	25,122
Comprehensive (loss) income attributable to common stockholders	$(307,939)	$65,728	$(343,599)	$459,035

TWO HARBORS INVESTMENT CORP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(dollars in thousands, except share data)

Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Reconciliation of Comprehensive (loss) income to Core Earnings:
Comprehensive (loss) income attributable to common stockholders	$(307,939)	$65,728	$(343,599)	$187,863
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities attributable to common stockholders	(265,546)	88,227	233,914	(135,586)
Net (loss) income attributable to common stockholders	$(573,485)	$153,955	$(109,685)	$323,449

Adjustments for non-Core Earnings:
Realized losses on securities and residential mortgage loans held-for-sale	248,930	11,552	348,478	30,909
Unrealized (gain) loss on securities	(2,908)	8,130	(6,444)	2,109
Other-than-temporary impairment loss	107	360	470	789
Realized loss (gain) on termination or expiration of swaps, caps and swaptions	35,757	5,685	3,594	(63,169)
Unrealized loss (gain) on interest rate swaps, caps and swaptions economically hedging interest rate exposure (or duration)	219,066	(60,878)	29,580	64,099
Losses on other derivative instruments	34,967	6,616	52,018	82,906
Realized and unrealized loss (gain) on financing securitizations	—	(7,767)	—	(22,609)
Realized and unrealized loss (gain) on mortgage servicing rights	113,523	(40,148)	(130,066)	(47,636)
Change in servicing reserves	1,200	(131)	1,452	(3,464)
Non-cash equity compensation expense (income)	3,211	(372)	12,293	10,753
Management fee reduction associated with CYS acquisition	—	—	(17,484)	—
Transaction expenses and purchase premium associated with CYS acquisition	—	—	86,703	—
Restructuring charges	—	—	8,238	—
Transaction expenses associated with the contribution of TH Commercial Holdings LLC to Granite Point	—	—	—	2,193
Income from discontinued operations, net of tax	—	(3,877)	—	(12,719)
Two Harbors’ share of Granite Point dividends declared during the three months ended September 30, 2017	—	—	—	10,658
Net provision for (benefit from) income taxes on non-Core Earnings	6,390	8,217	39,407	(15,262)
Core Earnings attributable to common stockholders(1)(2)	86,758	$81,342	318,554	$363,006
Dollar roll income	33,961		86,876
Core Earnings attributable to common stockholders, including dollar roll income(1)	$120,719		$405,430

Weighted average basic common shares	248,081,168	174,490,106	206,020,502	174,433,999
Core Earnings attributable to common stockholders per weighted average basic common share	$0.35	$0.47	$1.55	$2.08
Dollar roll income per weighted average basic common share	0.14		0.42
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share	$0.49		$1.97

(1)         Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR,  non-cash compensation expense related to restricted common stock, transaction costs related to the contribution of TH Commercial Holdings LLC to Granite Point and restructuring charges) and transaction costs and purchase premium associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(2)         For the three months ended September 30, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

TWO HARBORS INVESTMENT CORP.

SUMMARY OF QUARTERLY CORE EARNINGS

(dollars in millions, except per share data)

Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(unaudited)
Net Interest Income:
Interest income	$252.0	$236.7	$187.3	$194.0	$195.1
Interest expense	162.3	152.4	108.4	96.6	94.8
Net interest income	89.7	84.3	78.9	97.4	100.3
Other income:
Gain on investment securities	—	—	0.7	0.6	0.7
Servicing income, net of amortization(1)	46.9	37.1	31.7	28.3	19.8
Interest spread on interest rate swaps and caps	15.3	16.2	13.8	3.8	2.0
(Loss) gain on other derivative instruments	(4.2)	(2.7)	1.7	2.5	2.8
Other income	0.6	0.6	0.5	0.7	1.1
Total other income	58.6	51.2	48.4	35.9	26.4
Expenses	42.3	42.5	35.1	38.1	31.1
Core Earnings before income taxes	106.0	93.0	92.2	95.2	95.6
Income tax expense (benefit)	0.3	(0.1)	1.1	1.1	2.4
Core Earnings	105.7	93.1	91.1	94.1	93.2
Dividends on preferred stock	19.0	19.0	13.7	13.7	11.9
Core Earnings attributable to common stockholders(3)	86.7	74.1	77.4	$80.4	$81.3
Dollar roll income	34.0	32.9	16.5	3.4
Core Earnings, including dollar roll income, attributable to common stockholders(3)	$120.7	$107.0	$93.9	$83.8

Weighted average basic Core EPS	$0.35	$0.33	$0.44	$0.46	$0.47
Weighted average basic Core EPS, including dollar roll income	0.49	0.48	0.53	$0.48

Core earnings return on average common equity	9.9%	8.6%	11.1%	11.3%	11.3	%(4)
Core earnings return on average common equity, including dollar roll income	13.8%	12.4%	13.5%	11.8%

(1)         Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)         For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

(3)         Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(4)         Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.